Exhibit 4.2.88
                                                                  --------------

                                 AMENDMENT NO. 3
                                 ---------------
                                       TO
                                       --
                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------

     This Amendment No. 3 (this "Amendment"), dated as of November 9, 2005, to the Securities Purchase Agreement, dated as of June 4, 2004 (the "Purchase Agreement"), as amended, is by and among Salon Media Group, Inc., a Delaware corporation (the "Company"), and the Purchasers who are signatories to the Purchase Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                                    RECITALS
                                    --------

     WHEREAS, the Company has held Three Closings of the sale of Shares and issuance of the Warrants and wishes to sell additional Shares and issue additional Warrants on more flexible terms;

     WHEREAS, Section 9.4 of the Purchase Agreement provides that any term thereof may be amended with the written consent of the Company and the holders of at least a majority of the Common Stock issued or issuable upon conversion of the Shares then outstanding; and

     WHEREAS, the Company and the undersigned Purchasers who hold at least a majority of the Common Stock issued or issuable upon conversion of the Shares currently outstanding are in favor of and consent to this Amendment.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.   Amendments.
          ----------

          The second and third sentences in Section 3.1 of the Purchase Agreement are hereby amended and restated to read as follows:

          "Thereafter, at any time and from time to time prior to December 31, 2006, the Company may deliver notice to the Purchaser pursuant to the provisions hereof indicating its desire to have the Purchaser purchase shares of Series D-2 Preferred Stock, Series D-3 Preferred Stock, Series D-4 Preferred Stock and/or Series D-5 Preferred Stock and Warrants. The Purchaser shall then (on a date approved by the Company, in its sole discretion, in writing delivered to a Purchaser) purchase such Purchaser's desired number of shares of Series D-2 Preferred Stock, Series D-3 Preferred Stock, Series D-4 Preferred Stock and/or Series D-5 Preferred Stock, as the case may be, offered for sale at any subsequent Closing."

     2.   General.
          -------

          (a) This Amendment shall be governed in all respects by the laws of the State of California.

          (b) This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

          (c) The Purchase Agreement, as amended by this Amendment, shall remain in full force and effect.




     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by as of the date first written above.


                                         SALON MEDIA GROUP, INC.


                                         By: /s/ Elizabeth Hambrecht
                                             -----------------------
                                             Elizabeth Hambrecht
                                             President & Chief Executive Officer





[Counterpart Signature Page to Amendment No. 3 to Securities Purchase Agreement]

                                         PURCHASER
                                         The Hambrecht 1980 Revocable Trust

                                         By: /s/ William R Hambrecht
                                             -----------------------

                                         Name: William R Hambrecht

                                         Title: Trustee

                                         Address: 539 Bryant Street, Suite 100
                                                  San Francisco, CA 94107






[Counterpart Signature Page to Amendment No. 3 to Securities Purchase Agreement]

                                         PURCHASER
                                         HAMCO Capital Corporation

                                         By: /s/ William R Hambrecht
                                             -----------------------

                                         Name: William R Hambrecht
                                               -------------------

                                         Title: CEO

                                         Address: 539 Bryant Street, Suite 100
                                                  San Francisco, CA 94107







[Counterpart Signature Page to Amendment No. 3 to Securities Purchase Agreement]

                                         PURCHASER


                                         By: /s/ John Warnock
                                             ----------------

                                         Name: John Warnock

                                         Title:
                                               -------------------------------

                                         Address:
                                                 -----------------------------

                                         -------------------------------------








[Counterpart Signature Page to Amendment No. 3 to Securities Purchase Agreement]